UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2022

BITMINE IMMERSION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-56220 (Commission File Number)	84-3986354 (IRS Employer Identification No.)

2030 Powers Ferry Road SE, Suite 212,

Atlanta, Georgia 30339

(Address of principal executive office) (Zip Code)

(404) 816-8240

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

ROC Digital Joint Venture

On October 13, 2022, Bitmine Immersion Technologies, Inc. (the “Company”) entered into a joint venture with Roc Digital Mining Manager LLC (“ROC Manager”) with regard to a hosting location in Pecos, Texas which has a capacity of 5-6 megawatts over a five year period. Under the joint venture, the Company acquired a 30% interest in ROC Manager, which is the manager of ROC Digital Mining I LLC (the “ROC Operating”). The Company made a capital contribution to ROC Operating of $1,056,000, consisting of one immersion container unit valued at $300,000, six GE Protec 1500 KVA transformers valued at $750,000, and $6,000 cash. The Company also sold ROC Operating four immersion container units for $1,200,000. The purchase price for the containers is payable pursuant to a promissory note that bears interest at 5% per annum and is payable through 42 monthly payments of $31,203.64 until it is paid in full. In addition, the note is secured by a lien against the four containers. The joint venture intends to purchase ASIC miners to mine Bitcoin for its own account, rather than hosting miners for third parties. ROC Operating is completing an offering of units for approximately $2,000,000, which it will use to complete installation of the hosting equipment and purchase ASIC miners. ROC expects to be operational by the end of November 2022.

In addition, the Company is entitled to locate one hosting container at the site which it may use for mining for its own account or hosting for third parties, and expects to pay a pro rata portion of the lease and other operating costs of the site.

Line of Credit

On October 19, 2022, the Company entered into a Line of Credit Agreement (the “LOC Agreement”) with Innovative Digital Investors Emerging Technology, L.P. (“IDI”), a limited partnership controlled by Jonathan Bates, the Company’s Chairman, and Raymond Mow, the Company’s Chief Financial Officer and a Director. The LOC Agreement provides for loans of up to $1,000,000 at the request of the Company to finance the purchase of equipment necessary for the operation of the Company’s business, and related working capital. Loans under the LOC Agreement accrue interest at twelve percent (12%) per annum, compounded on a 30/360 monthly basis until the loans have been repaid in full. The Company has the right to submit draw requests under the LOC Agreement until April 15, 2023. Each draw request is subject to the approval of IDI in its sole discretion. The amount drawn, plus all accrued interest therein, is repayable in full on December 1, 2023.

Item 2.01 Termination of a Material Definitive Agreement.

On October 19, 2022, the Company entered into a Repurchase and Hosting Agreement (the “TCC Agreement”) with The Crypto Company (“TCC”), under which the Company agreed to repurchase certain ASIC miners which it had previously sold to TCC, purchase some additional ASIC miners owned by TCC, and terminate a hosting agreement between the Company and TCC. On February 23, 2022, the Company sold TCC 70 Antminer T-17’s for $175,000 and 25 Whatsminers for $162,500, for a total purchase price of $337,500. TCC paid 50% of the purchase price in cash, and the balance by execution of a note payable to the Company for $168,750. Simultaneous with the sale, the Company and TCC entered into a hosting agreement under which the Company agreed to host the miners at its hosting facilities in Trinidad, along with other miners owned by TCC. Under the hosting agreement, the Company will (a) accept the return of the 70 Antminer TY-17s for a credit of $175,000 as a warranty claim, (b) purchase the 25 Whatsminers for $62,500, and (c) purchase 72 Antminer T-19s from TCC for $144,000. The credit and purchase prices for the equipment will be applied to cancel the note, with the balance of $212,500 payable by the Company in cash. Upon consummation of the TCC Agreement, the hosting agreement will be terminated. The effective date of the TCC Agreement will not occur until the Company pays the net price due to TCC. The TCC Agreement will be null and void if the effective date does not occur within seven business days of the date of the TCC Agreement. The Company plans to use the 25 Whatsminers and 72 Antminer T-19s in its self-mining operations, as part of its transition from a hosting company to a self-mining company. The Company believes it can repair some of the 70 Antminer T-17s, which it will use for self-mining.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 19, 2022, the Company entered into a line of credit with IDI. The Company hereby incorporates by reference its discussion of such line of credit in Item 1.01 herein.

Item 8.01 Other Events

Trinidad Operations

On October 18, 2021, the Company entered into a Master Services Agreement with Telecommunications Services of Trinidad and Tobago Limited (“TSTT”), the largest and oldest telecom company in Trinidad, to co-locate up to 125 800 kw containers for hosting digital asset miners. TSTT has up to 93 potential locations for co-location of our containers. Under the agreement, the Company has the option, but not the obligation, to co-locate containers at its own pace. The Company pays a fixed amount per container, plus the actual electricity costs incurred by our containers in the amount billed to TSTT by the local electric utility without any markup. The agreement provides that the Company’s hosting containers will be billed for electricity usage at the utility’s standard rates under an existing agreement between TSTT and the utility, which is the greater of $0.035 cents per kwh or 75% of the declared reserve capacity, which is equal to the customer’s highest expected monthly kilovolt-ampere demand at $7.40. The term of the agreement expires on October 14, 2031. However, the Company has the right to terminate our agreement with TSTT at any time that the price for electricity consumption exceeds $0.05 per kwh.

In October 2022, we completed the installation of initial hosting containers under our agreement with TSTT. However, prior to commencing operations, TSTT advised us that the utility had refused to honor its existing agreement with TSTT with respect to electricity supplied to our pilot hosting site, and instead indicated that the rate would be approximately $0.09 per kwh. TSTT has informed us that it does not believe that its contract with the utility entitles it to vary the rate it charges for the use of electricity and has protested the decision. At this time, we are unable to predict how this dispute between TSTT and the utility will be resolved, what form any resolution may take or how long any resolution may take. Accordingly, we are delaying the installation of additional containers in Trinidad until this dispute is resolved. Until the dispute between TSTT and the utility is resolved, we intend to focus our efforts on purchasing or developing hosting locations in the United States and Canada, either directly or in joint ventures with other industry participants.

Press Release

The Company issued a press release on October 19, 2022. A copy of the press release is attached as Exhibit 99.1.

The information set forth in this Item 8.01 of Form 8-K is furnished pursuant to Item 8.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Item No.	Description
10.1	Line of Credit Agreement between the Company and Innovative Digital Investors Emerging Technology, L.P. dated October 19, 2022.

10.2	Promissory Note executed by ROC Digital Mining I LLC dated October 13, 2022.

10.3	Security Agreement executed by ROC Digital Mining I LLC and the Company dated October 13, 2022.

10.4	Transfer, Bill of Sale and Assignment executed by ROC Digital Mining I LLC and the Company dated October 13, 2022.

10.5	Limited Liability Company Operating Agreement of ROC Digital Mining I LLC dated July 27, 2022.

10.6	Limited Liability Company Operating Agreement of ROC Digital Mining Manager LLC dated July 27, 2022

99.1	Press Release dated October 19, 2022

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bitmine Immersion Technologies, Inc.

Dated: October 19, 2022	By:	/s/ Jonathan Bates
	Name:	Jonathan Bates
	Title:	Chief Executive Officer

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